             As filed with the Securities and Exchange Commission on
                   September 8, 1995.  Registration No. 33- __________
          ____________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      NELLCOR PURITAN BENNETT INCORPORATED
             (Exact name of registrant as specified in its charter)

          DELAWARE                                94-2789249
(State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)            Identification No.)

4280 HACIENDA DRIVE, PLEASANTON, CA                 94588
(Address of Principal Executive Offices)          (Zip Code)

                 NELLCOR INCORPORATED 1994 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                 LAUREEN DEBUONO
           EXECUTIVE VICE PRESIDENT, HUMAN RESOURCES, GENERAL COUNSEL
                                  AND SECRETARY
                      NELLCOR PURITAN BENNETT INCORPORATED
                   4280 HACIENDA DRIVE, PLEASANTON, CA  94588
                     (Name and address of agent for service)

                                  510-463-4000
                     (Telephone number, including area code,
                              of agent for service)

                          _____________________________
                         Calculation of Registration Fee

           _________________________________________________________________
                                      Proposed     Proposed
           Title of      Number       Maximum      Maximum      Amount of
           Securities    of shares    Offering     Aggregate    Regis-
           to be         to be        Price Per    Offering     tration
           Registered    Registered   Share        Price        Fee
           _________________________________________________________________

           Common Stock  1,000,000    $* 51.125   $51,125,000  $** 17,629.31

           ___________________________________________________________
          *    Estimate based on the average of the high and low sales
               prices of the Company's Common Stock on August 31,
               1995, as reported by the Nasdaq National Market.

          ** Calculated pursuant to paragraphs (h)(1) and (c) of SEC Rule 457.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The contents of the Registration Statement on Form S-8 (file no. 33-87490), filed with the Commission on December 16, 1994, are incorporated by reference herein, except as the same may be modified by the information set forth herein.


ITEM 8.   EXHIBITS.


                                  EXHIBIT INDEX

Exh. No.            Description
--------            -----------

   4.1              Restated Certificate of Incorporation
                    (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended July 7, 1991).

   4.2              Certificate of Amendment to Restated
                    Certificate of Incorporation.


   4.3 Certificate of Determination of Preferences of Series A Junior Participating Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended July 7,
                    1991).

   4.4              Bylaws (filed as Exhibit 3.3 to the
                    Registrant's Annual Report on Form 10-K for the year ended July 3, 1994 and incorporated herein by reference).

   4.5               Nellcor Incorporated 1994 Equity Incentive
                    Plan, as amended.

   5                Opinion of Morrison & Foerster.


   23.1             Consent of Price Waterhouse LLP.


   23.2             Consent of Morrison & Foerster (included in
                    Exhibit 5).

   24              Manually executed Powers of Attorney (located
                    on signature pages hereof).

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California on September 8, 1995.

                              NELLCOR PURITAN BENNETT
                              INCORPORATED



                              By: /s/ C. RAYMOND LARKIN, JR.
                                 ---------------------------------
                                 C. Raymond Larkin, Jr.
                                 President and Chief
                                 Executive Officer

                   POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

          KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned persons hereby constitutes and appoints C. Raymond Larkin, Jr., Michael P. Downey and Laureen DeBuono, and each of them, whether acting individually or jointly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do and cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



        Signature                      Title                Date
----------------------             ------------        -------------



                           President, Chief Executive
/s/C. RAYMOND LARKIN JR.      Officer and Director       September 8, 1995
----------------------       (principal executive
C. Raymond Larkin, Jr.        officer)

/s/MICHAEL P. DOWNEY       Executive Vice President and      September 8, 1995
---------------------       Chief Financial Officer
  Michael P. Downey         (principal financial
                            and accounting officer)


/s/BURTON A. DOLE, JR.                  Director             September 8, 1995
-----------------------
Burton A. Dole, Jr.


/s/ROBERT J. GLASER, M.D.               Director             September 8, 1995
-----------------------
Robert J. Glaser, M.D.


/s/FREDERICK M. GRAFTON                 Director             September 8, 1995
-----------------------
Frederick M. Grafton


/s/DONALD L. HAMMOND                    Director             September 8, 1995
-----------------------
Donald L. Hammond


/s/THOMAS A. MCDONNELL                  Director             September 8, 1995
-----------------------
Thomas A. McDonnell


/s/WALTER J. MCNERNEY                   Director             September 8, 1995
-----------------------
Walter J. McNerney